1 Exhibit 1.01 Conflict Minerals Report Knowles Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for 2021 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended, and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 26, 2022. Information presented in this report is based on calendar years. Unless the context indicates otherwise, the terms “we,” “its,” “us,” “our” and “Knowles” refer to Knowles Corporation and its consolidated subsidiaries. Consistent with the Conflict Minerals Rule, “Conflict Minerals” are defined as columbite-tantalite (coltan), cassiterite, gold, wolframite and their derivatives, which are limited to tantalum, tin, tungsten and gold (“3TG”) for purposes of this assessment, without regard to the location of origin of the minerals or derivative metals. Throughout this Conflict Minerals Report, whenever a reference is made to any document, third-party material, or website (including Knowles’ website), such reference is for general information only and does not incorporate information from such document, material or website into this Conflict Mineral Report, unless expressly incorporated by reference herein. Forward-Looking Statements This Conflict Minerals Report contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “anticipate,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” “expect” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made. The statements in this Conflict Minerals Report are based on current plans, expectations and assumptions and involve risks and uncertainties that could cause actual outcomes or results to differ materially from those outcomes or results that are anticipated or implied in these statements. These risks and uncertainties include, but are not limited to: the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all; whether smelters and refiners and other market participants responsibly source 3TG; political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”), its adjoining countries, the United States or elsewhere; and other factors that we may not have currently identified or quantified. Knowles disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Overview; Applicability of the Conflict Minerals Rule to Our Company Knowles is a market leader and global supplier of advanced micro-acoustic microphones and speakers, audio processing and precision device solutions serving the consumer electronics, communications, medtech, defense, electric vehicle and industrial markets. We are subject to the Conflict Minerals Rule because certain of the products that we manufacture contain 3TG that are necessary to the functionality or production of the products. Not all of our products are in-scope under the Conflict Minerals Rule. Our in-scope products taken as a whole include all four 3TG. We do not directly source 3TG from mines, smelters or refiners, and we believe that we are in most cases many levels removed from these market participants, which limits our influence over their sourcing. However, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with the expectations provided in our Conflict Minerals Policy, which is described below. For 2021, each of our in-scope products contained at least some 3TG content for which we were unable to determine the origin. Product, smelter and refiner information for 2021 is described under “Product Information” below and on Annex A. We have not found for 2021 that any of the necessary 3TG contained in our in-scope products directly or indirectly financed or benefited armed groups in the DRC or an adjoining country. However, we could not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule. Our Conflict Minerals Policy We strongly disapprove of the violence in the DRC and adjoining countries and are committed to supporting responsible sourcing of 3TG. We also take seriously our compliance obligations under the Conflict Minerals Rule. To these ends, we have adopted and communicated to our suppliers and the public a company policy regarding 3TG (the “Conflict Minerals Policy”) for our supply chain.

2 As indicated in our Conflict Minerals Policy, as part of Knowles’s commitment to social responsibility and compliance with the Conflict Minerals Rule, it is our goal only to use 3TG in our products that does not directly or indirectly finance or benefit armed groups in the DRC or adjoining countries. As also indicated in our Conflict Minerals Policy, Knowles expects our suppliers to: • Adopt a conflict minerals policy that is consistent with our Conflict Minerals Policy and expect their direct and indirect suppliers to do the same. • Exercise due diligence with relevant suppliers on the source and chain of custody of 3TG consistent with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (the “OECD Guidance”). • Identify smelters and refiners associated with the 3TG supply chain for our products. • Transition to certified conflict free smelters and refiners. We do not seek to embargo the sourcing of 3TG from the DRC region and encourage our suppliers to continue to source responsibly from Conformant (as defined on Annex A) smelters and refiners that source from the region. For 2021, we reached out to suppliers suspected of embargoing the sourcing of 3TG from the DRC region, and requested that they not do so. Reasonable Country of Origin Inquiry Information As required by the Conflict Minerals Rule, for 2021, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance framework, which are discussed below in this Conflict Minerals Report. Our outreach included 94 direct suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. For 2021, the Suppliers identified to us 262 smelters and refiners as having processed the necessary 3TG contained in our in-scope products, as listed on Annex A. As indicated on Annex A, all of these smelters and refiners were listed as Conformant or Active (as defined on Annex A) by the Responsible Minerals Initiative (the “RMI”). According to information made available by the RMI to its members, all of these smelters and refiners sourced solely from outside of the DRC region, including from recycled or scrap sources. Based on the results of our reasonable country of origin inquiry, we conducted due diligence for 2021. These due diligence efforts are discussed in this Conflict Minerals Report. Due Diligence Program Design Design Framework We have designed our due diligence measures relating to 3TG to conform with, in all material respects, the criteria set forth in the OECD Guidance, including the related 3TG supplements. Selected Elements of Design Framework The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program design are discussed below. However, these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products is responsibly sourced. The headings below conform to the headings used in the OECD Guidance for each of the five steps. Selected due diligence measures that we took in 2021 are discussed under “Due Diligence Program Execution.” 1. Establish strong company management systems a. We have a team of senior staff responsible for the management and continued implementation of our 3TG compliance strategy. The following functional areas are represented on the team or otherwise involved with our compliance process: financial reporting; internal audit; investor relations; legal; quality and supply chain. We also utilize outside counsel to assist us with our compliance efforts. The executive sponsor of the compliance program is our Senior Vice President – Chief Operating Officer. b. On an ongoing basis, selected internal personnel receive training on the Conflict Minerals Rule, the OECD Guidance, our compliance program and the procedures for reviewing and validating supplier responses to our

3 inquiries. We have prepared written procedures addressing certain aspects of our compliance program, including our process for querying suppliers and reviewing supplier responses. These procedures have been communicated to the members of our internal working group. c. We have adopted a Conflict Minerals Policy. The Conflict Minerals Policy is posted on our website and selected employees and suppliers have been notified of the Conflict Minerals Policy. Our policy is available on our website at https://www.knowles.com/about-knowles/governance/conflict-minerals. d. We utilize the Conflict Minerals Reporting Template (the “Conflict Minerals Reporting Template”) developed by the RMI to identify smelters and refiners in our supply chain. The Conflict Minerals Reporting Template requests suppliers to provide information concerning the usage and source of 3TG in their products, as well as information concerning their related compliance efforts. e. We are a member of the RMI and of IPC — Association Connecting Electronics Industries. We actively participate on the RMI’s smelter engagement team. f. We maintain responses relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions, in an electronic format for at least five years. g. Our form of Supply Agreement and our forms of purchase order terms and conditions contain provisions relating to the sourcing of 3TG to be contained in our products. h. We have web-based and telephonic mechanisms available for employees, suppliers and other interested parties to report violations of our Conflict Minerals Policy. The contact information for our grievance mechanism is as follows: by telephone, 1-855-657-8022; and by web, www.knowles.ethicspoint.com. We communicate to stakeholders the availability of this mechanism for reporting violations of the Conflict Minerals Policy. 2. Identify and assess risk in the supply chain a. We request that suppliers provide us with information concerning the usage and source of 3TG in the parts that they sell to us and their related compliance efforts through the completion of a Conflict Minerals Reporting Template. We follow up by email or phone with suppliers that do not respond to the request within a specified time frame. b. We review the Conflict Minerals Reporting Templates that we receive from suppliers against internal written review criteria. We follow up by email or phone with suppliers that submit an incomplete response. We follow up with other suppliers where provided for under our review criteria or otherwise deemed appropriate by us. c. Smelter and refiner information provided by suppliers is reviewed against the Smelter Look-up tab of the Conflict Minerals Reporting Template. To the extent that a smelter or refiner identified by a supplier is not on that list, we take additional steps to attempt to determine whether the listed entity is a smelter or refiner. d. Smelter and refiner information is also reviewed against the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI. To the extent that a smelter or refiner identified by a supplier is not listed as Conformant by the RMI, we consult publicly available information or information made available by the RMI to its members or request that the supplier contact the smelter or refiner to attempt to determine whether it obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. 3. Design and implement a strategy to respond to identified risks a. We monitor and report on risk to designated senior management on an ongoing basis. Our 3TG compliance team reports the findings of its compliance efforts to our Vice President – Global Supply Chain. b. If a supplier identifies as part of our supply chain 3TG that originates from a non-Conformant smelter or refiner that sources from the DRC region, the supplier may be required to instead source from a Conformant smelter or refiner; the Conformant smelter or refiner may include the supplier’s current smelter or refiner if it undergoes an independent third-party audit. As part of our risk management process, we request that the supplier reach out to the smelter or refiner in writing and/or telephonically encouraging it to participate in an independent third-party audit program. For other risks, our risk mitigation strategy allows for a flexible response that is commensurate with the risks identified. c. In addition, to the extent that identified smelters and refiners are not Conformant, we seek to exercise leverage over these smelters and refiners to become Conformant through our participation in and support of the RMI. We also utilize information provided by the RMI to its members to monitor smelter and refiner improvement.

4 4. Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain In connection with our due diligence, we utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence. We also support independent third-party audits by being a member of the RMI. 5. Report on supply chain due diligence We file a Form SD, and to the extent applicable a Conflict Minerals Report, with the U.S. Securities and Exchange Commission and make these documents available on our website. Due Diligence Program Execution We performed the following due diligence measures for the 2021 compliance period. These are not all of the measures that we took for that compliance period in furtherance of our Conflict Minerals Policy and 3TG compliance program or pursuant to the Conflict Minerals Rule and the OECD Guidance. For a discussion of the design of our due diligence measures, please see “Due Diligence Program Design.” 1. We sent requests to 94 Suppliers to provide us with a completed Conflict Minerals Reporting Template. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame. We received Conflict Minerals Reporting Templates from 93% of the Suppliers to which we sent a request. 2. We reviewed the completed responses received from the Suppliers based on our internal written review criteria to identify incomplete responses and specified sourcing risks. 3. We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab of the Conflict Minerals Reporting Template. 4. To the extent that a completed response identified a smelter or refiner, we also reviewed that information against the lists of Conformant and Active smelters and refiners and country of origin information published by the RMI. All of the identified smelters and refiners were listed as Conformant or Active by the RMI as of April 6, 2022 5. To the extent that a smelter or refiner identified by a Supplier was not listed as Conformant by the RMI, we consulted publicly available information or information made available by the RMI to its members, or requested that the Supplier contact the smelter or refiner to attempt to determine whether that smelter or refiner obtained 3TG from sources that directly or indirectly financed or benefitted armed groups in the DRC or an adjoining country. 6. Our 3TG compliance team reported the findings of its compliance efforts regarding 2021 to our Vice President – Global Supply Chain. 7. In addition, to mitigate the risk that the necessary 3TG contained in our in-scope products directly or indirectly finance or benefit armed groups in the DRC or an adjoining country, we: a. conducted training sessions for internal personnel involved with the review of Conflict Minerals Reporting Templates and the management of our compliance program generally; and b. as part of our supplier audits, made inquiries concerning policies relating to 3TG sourcing. Product Information For 2021, our in-scope product categories were: microphones, receivers, integrated modules, multi-functional devices, ultrasonic sensors, integrated audio sub-systems, transducers, oscillators, capacitors and filters. Not all of our products in these categories were in-scope for purposes of our compliance. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or the Form SD. Due to the challenges of tracing a multi-tier supply chain, for 2021, we were unable to determine the origin of at least a portion of the 3TG in each of our in-scope products. We have not found for 2021 that any of our in-scope products supported conflict (i.e., contained necessary 3TG that directly or indirectly financed or benefitted an armed group in the DRC or an adjoining country). An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the DRC or an adjoining country. However, we did not conclude that any of our products were “DRC conflict free.”

5 Identified Smelters and Refiners In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the facilities listed on Annex A as having processed the necessary 3TG contained in our in-scope products in 2021. Due to our position in the supply chain, which is discussed earlier in this Conflict Minerals Report, we rely on our suppliers for accurate smelter and refiner information and our due diligence measures do not provide absolute certainty regarding the source and chain of custody of the necessary 3TG contained in our in-scope products. We endeavored to determine the mine or location of origin of the 3TG contained in our in-scope products by requesting that the Suppliers provide us with a completed Conflict Minerals Reporting Template. Where a smelter or refiner was identified, we also reviewed publicly available information and information made available by the RMI to its members, to the extent available, to try to determine the mine or location of origin. Future Risk Mitigation Efforts We continue to take the following additional steps to enhance our 3TG compliance program and to mitigate the risk that the necessary 3TG in our in-scope products benefits armed groups: 1. Conduct training sessions for selected suppliers and for internal personnel involved with the review of Conflict Minerals Reporting Templates and the management of our compliance program generally, and otherwise institute measures to help ensure that relevant personnel at our larger suppliers undergo sufficient training. 2. As part of our supplier audits, make inquiries concerning policies relating to 3TG sourcing. 3. Reach out to suppliers suspected of embargoing sourcing of 3TG from the DRC region. 4. Continue to actively participate in the RMI. 5. Through our participation in RMI committees, encourage non-Conformant smelters and refiners to undergo certification. 6. Continue to utilize a robust information technology solution for the management of data relating to our 3TG compliance program. 7. Continue to encourage Suppliers that provided company-level information for 2021 to provide product-level information for 2022 through ongoing outreach with these Suppliers. 8. Engage with Suppliers that provided incomplete responses for 2021 to help ensure that they provide requested information for 2022. 9. Monitor and encourage the continuing development and progress of traceability measures at Suppliers that indicated for 2021 that the source of 3TG was unknown or undeterminable. 10. Communicate to new potentially in-scope suppliers our sourcing expectations, including through the dissemination of our Conflict Minerals Policy to them. In addition, as new in-scope suppliers are added, work with these suppliers to help ensure that they understand the requirements of the Conflict Minerals Rule and the OECD Guidance. To the extent applicable, we also intend to continue to take, in respect of our 2022 compliance, the 2021 compliance steps discussed earlier in this Conflict Minerals Report.

A-1 Annex A Capitalized terms used and not otherwise defined in this Annex have the meanings set forth in the Conflict Minerals Report of which this Annex is a part. Smelters and Refiners In connection with our reasonable country of origin inquiry or due diligence, as applicable, the Suppliers identified to us the smelters and refiners listed below as having processed the necessary 3TG contained in our in-scope products in 2021. Please see the notes that accompany the table for additional information concerning the information in the table. Smelter and Refiner Information (1) Metal Name of Smelter/Refiner Country of Location Smelter/Refiner Status Gold Aida Chemical Industries Co., Ltd. JAPAN Conformant Gold Agosi AG GERMANY Conformant Gold AngloGold Ashanti Corrego do Sitio Mineracao BRAZIL Conformant Gold Argor-Heraeus S.A. SWITZERLAND Conformant Gold Asahi Pretec Corp. JAPAN Conformant Gold Asaka Riken Co., Ltd. JAPAN Conformant Gold Aurubis AG GERMANY Conformant Gold Bangko Sentral ng Pilipinas (Central Bank of the Philippines) PHILIPPINES Conformant Gold Boliden AB SWEDEN Conformant Gold C. Hafner GmbH + Co. KG GERMANY Conformant Gold CCR Refinery - Glencore Canada Corporation CANADA Conformant Gold Chimet S.p.A. ITALY Conformant Gold Daye Non-Ferrous Metals Mining Ltd. CHINA Active Gold Dowa JAPAN Conformant Gold Eco-System Recycling Co., Ltd. East Plant JAPAN Conformant Gold Heimerle + Meule GmbH GERMANY Conformant Gold Heraeus Metals Hong Kong Ltd. CHINA Conformant Gold Heraeus Germany GmbH Co. KG GERMANY Conformant Gold Ishifuku Metal Industry Co., Ltd. JAPAN Conformant Gold Istanbul Gold Refinery TURKEY Conformant Gold Asahi Refining USA Inc. UNITED STATES OF AMERICA Conformant Gold Asahi Refining Canada Ltd. CANADA Conformant Gold JX Nippon Mining & Metals Co., Ltd. JAPAN Conformant Gold Kennecott Utah Copper LLC UNITED STATES OF AMERICA Conformant Gold Kojima Chemicals Co., Ltd. JAPAN Conformant Gold LS-NIKKO Copper Inc. KOREA, REPUBLIC OF Conformant Gold Materion UNITED STATES OF AMERICA Conformant Gold Matsuda Sangyo Co., Ltd. JAPAN Conformant Gold Metalor Technologies (Suzhou) Ltd. CHINA Conformant Gold Metalor Technologies (Hong Kong) Ltd. CHINA Conformant Gold Metalor Technologies (Singapore) Pte., Ltd. SINGAPORE Conformant Gold Metalor Technologies S.A. SWITZERLAND Conformant Gold Metalor USA Refining Corporation UNITED STATES OF AMERICA Conformant Gold Metalurgica Met-Mex Penoles S.A. De C.V. MEXICO Conformant Gold Mitsubishi Materials Corporation JAPAN Conformant Gold Mitsui Mining and Smelting Co., Ltd. JAPAN Conformant Gold Nihon Material Co., Ltd. JAPAN Conformant Gold Ohura Precious Metal Industry Co., Ltd. JAPAN Conformant Gold PAMP S.A. SWITZERLAND Conformant Gold Rand Refinery (Pty) Ltd. SOUTH AFRICA Conformant Gold Royal Canadian Mint CANADA Conformant Gold SEMPSA Joyeria Plateria S.A. SPAIN Conformant Gold Shandong Zhaojin Gold & Silver Refinery Co., Ltd. CHINA Conformant Gold Solar Applied Materials Technology Corp. TAIWAN, PROVINCE OF CHINA Conformant Gold Sumitomo Metal Mining Co., Ltd. JAPAN Conformant

A-2 Metal Name of Smelter/Refiner Country of Location Smelter/Refiner Status Gold Tanaka Kikinzoku Kogyo K.K. JAPAN Conformant Gold Shandong Gold Smelting Co., Ltd. CHINA Conformant Gold Tokuriki Honten Co., Ltd. JAPAN Conformant Gold Umicore S.A. Business Unit Precious Metals Refining BELGIUM Conformant Gold United Precious Metal Refining, Inc. UNITED STATES OF AMERICA Conformant Gold Western Australian Mint (T/a The Perth Mint) AUSTRALIA Conformant Gold Zhongyuan Gold Smelter of Zhongjin Gold Corporation CHINA Conformant Gold Gold Refinery of Zijin Mining Group Co., Ltd. CHINA Conformant Gold Geib Refining Corporation UNITED STATES OF AMERICA Conformant Gold T.C.A S.p.A ITALY Conformant Gold WIELAND Edelmetalle GmbH GERMANY Conformant Gold Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH AUSTRIA Conformant Gold Valcambi S.A. SWITZERLAND Conformant Gold 8853 S.p.A. ITALY Conformant Gold Advanced Chemical Company UNITED STATES OF AMERICA Conformant Gold Al Etihad Gold Refinery DMCC UNITED ARAB EMIRATES Conformant Gold Almalyk Mining and Metallurgical Complex (AMMC) UZBEKISTAN Conformant Gold Bangalore Refinery INDIA Conformant Gold Cendres + Metaux S.A. SWITZERLAND Conformant Gold Chugai Mining JAPAN Conformant Gold DSC (Do Sung Corporation) KOREA, REPUBLIC OF Conformant Gold Eco-System Recycling Co., Ltd. North Plant JAPAN Conformant Gold Eco-System Recycling Co., Ltd. West Plant JAPAN Conformant Gold Emirates Gold DMCC UNITED ARAB EMIRATES Conformant Gold Inner Mongolia Qiankun Gold and Silver Refinery Share Co. CHINA Conformant Gold Italpreziosi ITALY Conformant Gold Japan Mint JAPAN Conformant Gold Jiangxi Copper Co., Ltd. CHINA Conformant Gold Kazzinc KAZAKHSTAN Conformant Gold KGHM Polska Miedz Spolka Akcyjna POLAND Conformant Gold Korea Zinc Co., Ltd. KOREA, REPUBLIC OF Conformant Gold L'Orfebre S.A. ANDORRA Conformant Gold LT Metal Ltd. KOREA, REPUBLIC OF Conformant Gold Marsam Metals BRAZIL Conformant Gold MMTC-PAMP India Pvt., Ltd. INDIA Conformant Gold Nadir Metal Rafineri San. Ve Tic. A.S. TURKEY Conformant Gold Navoi Mining and Metallurgical Combinat UZBEKISTAN Conformant Gold Planta Recuperadora de Metales SpA CHILE Conformant Gold PT Aneka Tambang (Persero) Tbk INDONESIA Conformant Gold PX Precinox S.A. SWITZERLAND Conformant Gold REMONDIS PMR B.V. NETHERLANDS Conformant Gold SAAMP FRANCE Conformant Gold Safimet S.p.A ITALY Conformant Gold SAFINA A.S. CZECHIA Conformant Gold Samduck Precious Metals KOREA, REPUBLIC OF Conformant Gold Sichuan Tianze Precious Metals Co., Ltd. CHINA Conformant Gold Singway Technology Co., Ltd. TAIWAN, PROVINCE OF CHINA Conformant Gold SungEel HiMetal Co., Ltd. KOREA, REPUBLIC OF Conformant Gold TOO Tau-Ken-Altyn KAZAKHSTAN Conformant Gold Torecom KOREA, REPUBLIC OF Conformant Gold Umicore Precious Metals Thailand THAILAND Conformant Gold Yamakin Co., Ltd. JAPAN Conformant Gold Yokohama Metal Co., Ltd. JAPAN Conformant Gold Atasay Kuyumculuk Sanayi Ve Ticaret A.S. TURKEY Active Gold Caridad MEXICO Active Gold Yunnan Copper Industry Co., Ltd. CHINA Active Gold Refinery of Seemine Gold Co., Ltd. CHINA Active

A-3 Metal Name of Smelter/Refiner Country of Location Smelter/Refiner Status Gold Guoda Safina High-Tech Environmental Refinery Co., Ltd. CHINA Active Gold Hangzhou Fuchunjiang Smelting Co., Ltd. CHINA Active Gold Hunan Chenzhou Mining Co., Ltd. CHINA Active Gold HwaSeong CJ CO., LTD. KOREA, REPUBLIC OF Active Gold Kazakhmys Smelting LLC KAZAKHSTAN Active Gold L'azurde Company For Jewelry SAUDI ARABIA Active Gold Lingbao Gold Co., Ltd. CHINA Active Gold Lingbao Jinyuan Tonghui Refinery Co., Ltd. CHINA Active Gold Luoyang Zijin Yinhui Gold Refinery Co., Ltd. CHINA Active Gold Penglai Penggang Gold Industry Co., Ltd. CHINA Active Gold Sabin Metal Corp. UNITED STATES OF AMERICA Active Gold Samwon Metals Corp. KOREA, REPUBLIC OF Active Gold Shandong Tiancheng Biological Gold Industrial Co., Ltd. CHINA Active Gold Great Wall Precious Metals Co., Ltd. of CBPM CHINA Active Gold Tongling Nonferrous Metals Group Co., Ltd. CHINA Active Gold Morris and Watson NEW ZEALAND Active Gold Guangdong Jinding Gold Limited CHINA Active Gold GGC Gujrat Gold Centre Pvt. Ltd. INDIA Active Gold Sai Refinery INDIA Active Gold Degussa Sonne / Mond Goldhandel GmbH GERMANY Active Gold Pease & Curren UNITED STATES OF AMERICA Active Tantalum Changsha South Tantalum Niobium Co., Ltd. CHINA Conformant Tantalum F&X Electro-Materials Ltd. CHINA Conformant Tantalum XIMEI RESOURCES (GUANGDONG) LIMITED CHINA Conformant Tantalum JiuJiang JinXin Nonferrous Metals Co., Ltd. CHINA Conformant Tantalum Jiujiang Tanbre Co., Ltd. CHINA Conformant Tantalum Metallurgical Products India Pvt., Ltd. INDIA Conformant Tantalum NPM Silmet AS ESTONIA Conformant Tantalum Ningxia Orient Tantalum Industry Co., Ltd. CHINA Conformant Tantalum Yanling Jincheng Tantalum & Niobium Co., Ltd. CHINA Conformant Tantalum Ulba Metallurgical Plant JSC KAZAKHSTAN Conformant Tantalum Hengyang King Xing Lifeng New Materials Co., Ltd. CHINA Conformant Tantalum D Block Metals, LLC UNITED STATES OF AMERICA Conformant Tantalum FIR Metals & Resource Ltd. CHINA Conformant Tantalum TANIOBIS Co., Ltd. THAILAND Conformant Tantalum TANIOBIS GmbH GERMANY Conformant Tantalum H.C. Starck Hermsdorf GmbH GERMANY Conformant Tantalum H.C. Starck Inc. UNITED STATES OF AMERICA Conformant Tantalum TANIOBIS Japan Co., Ltd. JAPAN Conformant Tantalum TANIOBIS Smelting GmbH & Co. KG GERMANY Conformant Tantalum Global Advanced Metals Boyertown UNITED STATES OF AMERICA Conformant Tantalum Global Advanced Metals Aizu JAPAN Conformant Tantalum Jiangxi Tuohong New Raw Material CHINA Conformant Tantalum Telex Metals UNITED STATES OF AMERICA Conformant Tantalum Guangdong Rising Rare Metals-EO Materials Ltd. CHINA Conformant Tantalum AMG Brasil BRAZIL Conformant Tantalum Mineracao Taboca S.A. BRAZIL Conformant Tantalum Mitsui Mining and Smelting Co., Ltd. JAPAN Conformant Tantalum QuantumClean UNITED STATES OF AMERICA Conformant Tantalum Taki Chemical Co., Ltd. JAPAN Conformant Tantalum Jiujiang Zhongao Tantalum & Niobium Co., Ltd. CHINA Conformant Tantalum XinXing HaoRong Electronic Material Co., Ltd. CHINA Conformant Tantalum Jiangxi Dinghai Tantalum & Niobium Co., Ltd. CHINA Conformant Tantalum KEMET de Mexico MEXICO Conformant Tantalum Resind Industria e Comercio Ltda. BRAZIL Conformant Tantalum Meta Materials NORTH MACEDONIA, REPUBLIC OF Conformant Tin Chenzhou Yunxiang Mining and Metallurgy Co., Ltd. CHINA Conformant

A-4 Metal Name of Smelter/Refiner Country of Location Smelter/Refiner Status Tin Alpha UNITED STATES OF AMERICA Conformant Tin PT Aries Kencana Sejahtera INDONESIA Active Tin Dowa JAPAN Conformant Tin EM Vinto BOLIVIA (PLURINATIONAL STATE OF) Conformant Tin Fenix Metals POLAND Conformant Tin Gejiu Non-Ferrous Metal Processing Co., Ltd. CHINA Conformant Tin Gejiu Zili Mining And Metallurgy Co., Ltd. CHINA Conformant Tin China Tin Group Co., Ltd. CHINA Conformant Tin Malaysia Smelting Corporation (MSC) MALAYSIA Conformant Tin Metallic Resources, Inc. UNITED STATES OF AMERICA Conformant Tin Mineracao Taboca S.A. BRAZIL Conformant Tin Minsur PERU Conformant Tin Mitsubishi Materials Corporation JAPAN Conformant Tin Jiangxi New Nanshan Technology Ltd. CHINA Conformant Tin O.M. Manufacturing (Thailand) Co., Ltd. THAILAND Conformant Tin Operaciones Metalurgicas S.A. BOLIVIA (PLURINATIONAL STATE OF) Conformant Tin PT Artha Cipta Langgeng INDONESIA Conformant Tin PT Babel Surya Alam Lestari INDONESIA Conformant Tin PT Mitra Stania Prima INDONESIA Conformant Tin PT Prima Timah Utama INDONESIA Conformant Tin PT Refined Bangka Tin INDONESIA Conformant Tin PT Stanindo Inti Perkasa INDONESIA Conformant Tin PT Timah Tbk Kundur INDONESIA Conformant Tin PT Timah Tbk Mentok INDONESIA Conformant Tin PT Tinindo Inter Nusa INDONESIA Conformant Tin Rui Da Hung TAIWAN, PROVINCE OF CHINA Conformant Tin Thaisarco THAILAND Conformant Tin White Solder Metalurgia e Mineracao Ltda. BRAZIL Conformant Tin Yunnan Chengfeng Non-ferrous Metals Co., Ltd. CHINA Conformant Tin Tin Smelting Branch of Yunnan Tin Co., Ltd. CHINA Conformant Tin CV Venus Inti Perkasa INDONESIA Active Tin PT ATD Makmur Mandiri Jaya INDONESIA Conformant Tin O.M. Manufacturing Philippines, Inc. PHILIPPINES Conformant Tin PT Rajehan Ariq INDONESIA Conformant Tin Metallo Belgium N.V. BELGIUM Conformant Tin Metallo Spain S.L.U. SPAIN Conformant Tin Thai Nguyen Mining and Metallurgy Co., Ltd. VIET NAM Conformant Tin PT Menara Cipta Mulia INDONESIA Conformant Tin Guangdong Hanhe Non-Ferrous Metal Co., Ltd. CHINA Conformant Tin Chifeng Dajingzi Tin Industry Co., Ltd. CHINA Conformant Tin PT Bangka Serumpun INDONESIA Conformant Tin Tin Technology & Refining UNITED STATES OF AMERICA Conformant Tin Ma'anshan Weitai Tin Co., Ltd. CHINA Conformant Tin PT Rajawali Rimba Perkasa INDONESIA Conformant Tin Luna Smelter, Ltd. RWANDA Conformant Tin Gejiu Yunxin Nonferrous Electrolysis Co., Ltd. CHINA Conformant Tin HuiChang Hill Tin Industry Co., Ltd. CHINA Conformant Tin Magnu's Minerais Metais e Ligas Ltda. BRAZIL Conformant Tin Melt Metais e Ligas S.A. BRAZIL Active Tin Resind Industria e Comercio Ltda. BRAZIL Conformant Tin Soft Metais Ltda. BRAZIL Conformant Tin PT Babel Inti Perkasa INDONESIA Conformant Tin PT Bukit Timah INDONESIA Conformant Tin PT Mitra Sukses Globalindo INDONESIA Active Tin PT Timah Nusantara INDONESIA Active Tin Fabrica Auricchio Industria e Comercio Ltda. BRAZIL Conformant Tin Estanho de Rondonia S.A. BRAZIL Conformant

A-5 Metal Name of Smelter/Refiner Country of Location Smelter/Refiner Status Tin PT Belitung Industri Sejahtera INDONESIA Active Tin PT Panca Mega Persada INDONESIA Active Tin PT Sariwiguna Binasentosa INDONESIA Conformant Tin PT Tommy Utama INDONESIA Active Tin Nghe Tinh Non-Ferrous Metals Joint Stock Company VIET NAM Active Tin Tuyen Quang Non-Ferrous Metals Joint Stock Company VIET NAM Active Tin An Vinh Joint Stock Mineral Processing Company VIET NAM Active Tin Super Ligas BRAZIL Active Tin PT Sukses Inti Makmur INDONESIA Active Tin Pongpipat Company Limited MYANMAR Active Tungsten A.L.M.T. Corp. JAPAN Conformant Tungsten Kennametal Huntsville UNITED STATES OF AMERICA Conformant Tungsten Guangdong Xianglu Tungsten Co., Ltd. CHINA Conformant Tungsten Chongyi Zhangyuan Tungsten Co., Ltd. CHINA Conformant Tungsten Global Tungsten & Powders Corp. UNITED STATES OF AMERICA Conformant Tungsten Hunan Chenzhou Mining Co., Ltd. CHINA Conformant Tungsten Hunan Chunchang Nonferrous Metals Co., Ltd. CHINA Conformant Tungsten Japan New Metals Co., Ltd. JAPAN Conformant Tungsten Ganzhou Huaxing Tungsten Products Co., Ltd. CHINA Conformant Tungsten Kennametal Fallon UNITED STATES OF AMERICA Conformant Tungsten Wolfram Bergbau und Hutten AG AUSTRIA Conformant Tungsten Xiamen Tungsten Co., Ltd. CHINA Conformant Tungsten Ganzhou Jiangwu Ferrotungsten Co., Ltd. CHINA Conformant Tungsten Jiangxi Yaosheng Tungsten Co., Ltd. CHINA Conformant Tungsten Jiangxi Xinsheng Tungsten Industry Co., Ltd. CHINA Conformant Tungsten Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd. CHINA Conformant Tungsten Malipo Haiyu Tungsten Co., Ltd. CHINA Conformant Tungsten Xiamen Tungsten (H.C.) Co., Ltd. CHINA Conformant Tungsten Jiangxi Gan Bei Tungsten Co., Ltd. CHINA Conformant Tungsten Ganzhou Seadragon W & Mo Co., Ltd. CHINA Conformant Tungsten Asia Tungsten Products Vietnam Ltd. VIET NAM Conformant Tungsten Chenzhou Diamond Tungsten Products Co., Ltd. CHINA Conformant Tungsten H.C. Starck Tungsten GmbH GERMANY Conformant Tungsten TANIOBIS Smelting GmbH & Co. KG GERMANY Conformant Tungsten Masan High-Tech Materials VIET NAM Conformant Tungsten Jiangwu H.C. Starck Tungsten Products Co., Ltd. CHINA Conformant Tungsten Niagara Refining LLC UNITED STATES OF AMERICA Conformant Tungsten Ganzhou Haichuang Tungsten Co., Ltd. CHINA Conformant Tungsten Philippine Chuangxin Industrial Co., Inc. PHILIPPINES Conformant Tungsten Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd. CHINA Conformant Tungsten ACL Metais Eireli BRAZIL Conformant Tungsten Woltech Korea Co., Ltd. KOREA, REPUBLIC OF Conformant Tungsten KGETS Co., Ltd. KOREA, REPUBLIC OF Conformant Tungsten Fujian Ganmin RareMetal Co., Ltd. CHINA Conformant Tungsten Lianyou Metals Co., Ltd. TAIWAN, PROVINCE OF CHINA Conformant (1) We note the following in connection with the information contained in the foregoing table: (a) The smelters and refiners listed in the table were identified by the Suppliers to us as being part of our 2021 supply chain. Not all of the included smelters and refiners may have processed the necessary 3TG contained in our in-scope products due to over-inclusiveness in the information the Suppliers provided to us and/or received from their suppliers. In addition, the smelters and refiners listed above may not be all of the smelters and refiners in our supply chain, since many Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our in-scope products and because not all Suppliers responded to our inquiries. (b) The table only includes entities that were listed on the Smelter Look-up tab of the Conflict Minerals Reporting Template.

A-6 (c) Smelter or refiner status information in the table is as of April 6, 2022. (d) “Conformant” means that a smelter or refiner is listed as conformant with the Responsible Minerals Assurance Process’s (“RMAP”) assessment protocols, including those classified as “Re-audit in progress” by the RMAP. Included smelters and refiners were not necessarily Conformant for all or part of 2021 and may not continue to be Conformant for any future period. We do not have information on the origin of the 3TG processed by any of the Conformant smelters and refiners prior to their respective certification dates. (e) “Active” is an RMAP designation that means that the smelter or refiner has committed to undergo an RMAP assessment. Smelters and refiners are listed as Active in the RMAP once they have scheduled the assessment date. (f) “Country of Location” refers to the country in which the applicable smelter or refiner is located. (g) Smelter or refiner status and smelter or refiner location reflected in the table is based solely on information made publicly available by the RMI, without independent verification by us. Country of Origin Information The countries of origin of the 3TG processed by the Conformant smelters and refiners listed above may have included the countries listed below, as well as additional countries. The listed countries of origin are derived from information made available by the RMI to its members. Except for the DRC, the RMI does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners. Instead, the RMI indicates country of origin by risk category: Low Risk, High Risk, CC and DRC. The categories are based on sourcing risk as indicated below: Low Risk – Countries that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries: Argentina, Armenia, Australia, Austria, Azerbaijan, Benin, Bolivia, Brazil, Burkina Faso, Canada, Chile, China, Colombia, , Dominican Republic, Ecuador, Egypt, Eritrea, Ethiopia, Finland, France, Georgia, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, India, Indonesia, Italy, Ivory Coast, Kazakhstan, Kyrgyzstan, Laos, Madagascar, Malaysia, Mali, Mauritania, Mexico, Mongolia, Morocco, Myanmar, Namibia, Nicaragua, Niger, Nigeria, Papua New Guinea, Peru, Philippines, Poland, Portugal, Russian Federation, Saudi Arabia, Senegal, Sierra Leone, Singapore, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Thailand, Turkey, Togo, United Kingdom, United States of America, Uruguay, Uzbekistan, Venezuela, Vietnam and Zimbabwe. High Risk – Countries that are known or plausible countries for smuggling, export out of region or transit of materials containing 3TG: Kenya, Mozambique and South Africa. CC – The DRC and its nine adjoining countries: Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda and Zambia. DRC – The Democratic Republic of the Congo. In addition, some of the 3TG processed by the Conformant smelters and refiners originated in whole or in part from recycled or scrap sources. Because the RMI generally does not indicate individual countries of origin of the 3TG processed by Conformant smelters and refiners, we were not able to determine the countries of origin of the 3TG processed by the listed Conformant smelters and refiners with greater specificity. In addition, for some of the listed Conformant smelters and refiners, origin information is not disclosed by the RMI. We did not determine the countries of origin of the 3TG processed by other smelters and refiners listed on this Annex A.